Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue	$122,707	$98,631	$230,737	$188,895
Cost of operations	45,368	39,229	88,362	75,794
Sales and marketing	29,425	26,797	57,832	54,358
General and administrative	20,577	22,003	39,386	43,851
Depreciation and amortization	6,318	6,956	13,333	14,059
Interest income	420	1,958	3,829	4,220
Interest expense	3,170	5,781	8,309	12,317
(Loss) gain on convertible notes	(11,011)	3,473	(14,738)	10,120
Gain (loss) on investments	6,002	—	(22,846)	—
Other income (expense), net	99	(552)	(199)	(821)

Income (loss) from continuing operations before income tax provision (benefit)	13,359	2,744	(10,439)	2,035
Income tax provision (benefit)	5,675	750	(14,333)	(467)

Consolidated income from continuing operations	7,684	1,994	3,894	2,502
Consolidated loss from discontinued operations, net of tax	—	(13,284)	—	(12,767)

Consolidated net income (loss) inclusive of noncontrolling interest	7,684	(11,290)	3,894	(10,265)
Income attributable to noncontrolling interest	—	(387)	—	(997)

Net income (loss) attributable to Company stockholders	$7,684	$(11,677)	$3,894	$(11,262)

Amounts attributable to Company stockholders:
Income from continuing operations	$7,684	$703	$3,894	$509
Loss from discontinued operations	—	(12,380)	—	(11,771)

Net income (loss) attributable to Company stockholders	$7,684	$(11,677)	$3,894	$(11,262)

Basic income (loss) per common share:
Income from continuing operations	$0.14	$0.02	$0.07	$0.01
Loss from discontinued operations	—	(0.28)	—	(0.26)

Net income (loss) attributable to Company stockholders	$0.14	$(0.26)	$0.07	$(0.25)

Diluted income (loss) per common share:
Income from continuing operations	$0.13	$0.01	$0.07	$0.01
Loss from discontinued operations	—	(0.26)	—	(0.25)

Net income (loss) attributable to Company stockholders	$0.13	$(0.25)	$0.07	$(0.24)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	53,521	45,599	52,856	45,408

Diluted	62,504	46,733	57,272	46,446

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue
Public portal advertising and sponsorship	$100,592	$75,992	$186,849	$143,281
Private portal services	22,115	22,639	43,888	45,614

	$122,707	$98,631	$230,737	$188,895

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$34,301	$20,021	$59,958	$35,282

Interest, taxes, non-cash and other items (b)
Interest income	420	1,958	3,829	4,220
Interest expense	(3,170)	(5,781)	(8,309)	(12,317)
Income tax (provision) benefit	(5,675)	(750)	14,333	467
Depreciation and amortization	(6,318)	(6,956)	(13,333)	(14,059)
Non-cash stock-based compensation	(6,964)	(9,412)	(14,801)	(18,566)
Non-cash advertising	—	—	—	(1,753)
(Loss) gain on convertible notes	(11,011)	3,473	(14,738)	10,120
Gain (loss) on investments	6,002	—	(22,846)	—
Other income (expense), net	99	(559)	(199)	(892)

Consolidated income from continuing operations	7,684	1,994	3,894	2,502
Consolidated loss from discontinued operations, net of tax	—	(13,284)	—	(12,767)

Consolidated net income (loss) inclusive of noncontrolling interest	7,684	(11,290)	3,894	(10,265)
Income attributable to noncontrolling interest	—	(387)	—	(997)

Net income (loss) attributable to Company stockholders	$7,684	$(11,677)	$3,894	$(11,262)

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Reconciliation of Adjusted EBITDA to consolidated income from continuing operations.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$534,705	$459,766
Accounts receivable, net	104,907	118,155
Prepaid expenses and other current assets	14,197	11,419
Investments	—	9,932
Deferred tax asset	30,011	—

Total current assets	683,820	599,272

Investments	—	338,446
Property and equipment, net	51,953	52,194
Goodwill	202,104	202,104
Intangible assets, net	24,166	26,020
Deferred tax asset	82,119	50,789
Other assets	18,074	19,723

Total Assets	$1,062,236	$1,288,548

Liabilities and Equity
Accrued expenses	$52,426	$63,721
Deferred revenue	113,070	98,474
1.75% convertible notes	—	264,583
Deferred tax liability	—	12,955
Liabilities of discontinued operations	19,655	34,197

Total current liabilities	185,151	473,930

3⅛% convertible notes, net of discount of $9,083 at June 30, 2010 and $22,641 at December 31, 2009	112,414	227,659
Other long-term liabilities	22,220	22,191

Stockholders’ equity	742,451	564,768

Total Liabilities and Equity	$1,062,236	$1,288,548

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Consolidated net income (loss) inclusive of noncontrolling interest	$3,894	$(10,265)
Adjustments to reconcile consolidated net income (loss) inclusive of noncontrolling interest to net cash provided by operating activities:
Consolidated loss from discontinued operations, net of tax	—	12,767
Depreciation and amortization	13,333	14,059
Non-cash interest, net	3,885	5,310
Non-cash advertising	—	1,753
Non-cash stock-based compensation	14,801	18,566
Deferred income taxes	(27,729)	(2,363)
Loss (gain) on convertible notes	14,738	(10,120)
Loss on investments	22,846	—
Changes in operating assets and liabilities:
Accounts receivable	13,248	14,408
Prepaid expenses and other, net	(2,144)	(3,775)
Accrued expenses and other long-term liabilities	(4,801)	(9,544)
Deferred revenue	14,596	6,648

Net cash provided by continuing operations	66,667	37,444
Net cash (used in) provided by discontinued operations	(15,501)	5,509

Net cash provided by operating activities	51,166	42,953

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	362,206	1,100
Purchases of property and equipment	(9,719)	(10,955)
Finalization of sale price of discontinued operations	(1,430)	250

Net cash provided by (used in) continuing operations	351,057	(9,605)
Net cash used in discontinued operations	—	(2,356)

Net cash provided by (used in) investing activities	351,057	(11,961)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of cash used for employee withholding taxes	8,386	18,194
Repurchases of convertible notes	(81,362)	(123,857)
Purchase of treasury stock under repurchase program	(14,914)	—
Payment for shares tendered in 2009, delivered in 2010	(6,818)	—
Purchase of treasury stock in tender offer	(242,795)	—
Tax benefit on stock-based awards	10,219	—

Net cash used in financing activities	(327,284)	(105,663)
Effect of exchange rates on cash	—	70

Net increase (decrease) in cash and cash equivalents	74,939	(74,601)
Cash and cash equivalents at beginning of period	459,766	629,848

Cash and cash equivalents at end of period	$534,705	$555,247

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